Exhibit 107

Calculation of Filing Fee Tables

FORM S-3ASR

(Form Type)

RadNet, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $.0001 per share(2)	Rule 456(b) and Rule 457(r)(3)	(1)	(1)	(1)	(3)	(3)
	Equity	Preferred Stock, par value $.0001 per share(2)	Rule 456(b) and Rule 457(r)(3)	(1)	(1)	(1)	(3)	(3)
	Debt	Debt Securities(2)	Rule 456(b) and Rule 457(r)(3)	(1)	(1)	(1)	(3)	(3)
	Other	Units(2)	Rule 456(b) and Rule 457(r)(3)	(1)	(1)	(1)	(3)	(3)
	Other	Subscription Rights(2)	Rule 456(b) and Rule 457(r)(3)	(1)	(1)	(1)	(3)	(3)
	Other	Warrants(2)	Rule 456(b) and Rule 457(r)(3)	(1)	(1)	(1)	(3)	(3)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)	An indeterminate aggregate initial offering price and number of securities of each identified class is being registered and may from time to time be offered, issued or sold at indeterminate prices. In addition, an indeterminate number of securities that may be issued upon the exercise, settlement, conversion or exchange of any offered securities, or pursuant to anti-dilution adjustments, is being registered.

(2)	Represents securities that may be offered and sold from time to time in one or more offerings by RadNet, Inc. (the “Registrant”). Separate consideration may or may not be received for securities that are issuable on conversion, exercise or exchange of other securities or that are issued in units. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Each unit will represent an interest in two or more other securities registered hereunder, which may or may not be separable from one another.

(3)	The Registrant hereby states, in response to Instruction 2.A.iii.c of the “Instructions to the Calculation of Filing Fee Tables and Related Disclosure” of Form S-3, that it elects to rely on Securities Act Rules 456(b) and 457(r) to defer payment of all registration fees and omit information from the Filing Fee table. In connection with the securities offered hereby, the Registrant will pay registration fees subsequently on a “pay-as-you-go” basis in accordance with Securities Act Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.